UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2010

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Columbia

Aliso Viejo, California 92656

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 425-5700

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 22, 2010, Clarient, Inc. (the “Company”), a Delaware corporation, General Electric Company, a New York corporation (“General Electric”), and Crane Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of General Electric (“Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which General Electric, through the Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), and all of the outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares,” and together with the Common Shares, the “Shares”), at a price per Common Share of $5.00 (the “Common Offer Price”) and a price per Preferred Share of $20.00 (together with the Common Offer Price, the “Merger Consideration”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the outstanding Common Shares (determined on a fully diluted basis) must be tendered and not validly withdrawn prior to the expiration of the Offer; (ii) that a majority of any Preferred Shares then outstanding must be tendered and not validly withdrawn prior to the expiration of the Offer, (iii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) the absence of a material adverse effect on the Company; and (v) other customary closing conditions.

Following consummation of the Offer, Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned indirect subsidiary of General Electric. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by General Electric, Purchaser, the Company or their wholly-owned subsidiaries, or by stockholders who properly exercise their appraisal rights under the Delaware General Corporation Law) will be canceled and converted into the right to receive the applicable Merger Consideration. Consummation of the Merger is subject to completion of the Offer, the absence of any legal prohibition and, if necessary, approval of the Company stockholders.

If the Purchaser holds less than 90% of the outstanding Common Shares (assuming all Preferred Shares are tendered or converted into Common Shares in connection with the Offer) immediately prior to the Merger, the Purchaser shall act by written consent to approve the Merger. If Purchaser holds 90% or more of the outstanding Common Shares (assuming all Preferred Shares are tendered or converted into Common Shares in connection with the Offer) immediately prior to the Merger, it shall effect the Merger as a short-form merger without the need for approval by the Company’s stockholders. Subject to the terms of the Merger Agreement, applicable law and the number of authorized Common Shares available under the Company’s certificate of incorporation, the Company has granted Purchaser an option (the “Top-Up Option”), exercisable after completion of the Offer, to purchase additional Common Shares from the Company as necessary so that General Electric, Purchaser or their affiliates own one Common Share more than 90% of the total Common Shares then outstanding on a fully diluted basis. Purchaser will pay the Common Offer Price for each Common Share acquired upon exercise of the Top-Up Option.

General Electric and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly effect all registrations, filings and submissions required pursuant to the HSR Act, the Securities Exchange Act of 1934 and other applicable laws with respect to the Offer and the Merger; and (ii) to use reasonable best efforts to take all appropriate action to consummate and make effective the transactions contemplated by the Merger Agreement. The Company has also agreed to conduct its operations only in the ordinary and usual course of business and not take certain actions that might alter the value or nature of the business prior to consummation of the Merger.

The Company has agreed to not solicit or engage in discussions concerning alternative proposals for the acquisition of the Company, and it must notify General Electric of its receipt of any inquiry or proposal regarding an alternative transaction. However, if the Company receives an unsolicited proposal that the Company’s Board of Directors (the “Board”) determines would be reasonably expected to lead to a Superior Proposal (as defined in the Merger Agreement), the Company may, under certain circumstances, provide information to and engage in discussions with the person making such proposal. In the event that the Company receives an unsolicited proposal that the Board concludes is a Superior Proposal, under certain circumstances, the Board may change its recommendation with respect to the Offer and Merger and the Company may terminate the Merger Agreement to accept the Superior Proposal. However, prior to a change of recommendation by the Board or the Company’s termination of the Merger Agreement due to a Superior Proposal, the Company must provide General Electric with three business days’ notice of its intention to take such actions.

The Merger Agreement may be terminated under certain customary circumstances, including by General Electric if the Board withdraws or changes its recommendation in support of the Offer, or by the Company if the Board decides to accept a Superior Proposal. In each of these cases, the Company may be required to pay General Electric a termination fee of $18,000,000 (the “Breakup Fee”).

In addition, if the Offer expires or terminates without any Shares being purchased or is not completed before April 22, 2010, either General Electric or the Company may terminate the Merger Agreement. If prior to the date of any such termination, a competing acquisition proposal is publicly disclosed and the Company enters into an agreement to consummate, or actually consummates, a competing acquisition proposal within six (6) months after such termination, then the Company may also be required to pay General Electric the Breakup Fee upon completion of such competing acquisition proposal.

In connection with the Merger, all outstanding stock options, whether vested or unvested, will be deemed to be exercised and terminated in exchange for a payment in cash of the excess, if any, of the Common Offer Price over the exercise price per share of such stock option; all vesting restrictions applicable to shares of restricted common stock shall be fully accelerated, and such shares of restricted common stock shall be cancelled and converted into the right to receive the Common Offer Price in the Merger; and all outstanding warrants will be converted into the right to receive the excess, if any, of the Common Offer Price over the exercise price per share of such warrant.

In addition, General Electric has agreed to provide Company employees with total compensation substantially comparable to that currently provided by the Company for at least one year after the completion of the Merger.

The foregoing description of the Offer, the Merger, and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, General Electric or the Purchaser in any public reports filed with the U.S. Securities and Exchange Commission by the Company or General Electric. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to General Electric in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, General Electric and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, General Electric or Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.

On October 22, 2010, the Company and General Electric issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Tender and Support Agreements

On October 22, 2010, in connection with the Offer, Safeguard Delaware, Inc. and Oak Investment Partners XII, Limited Partnership (together, the “Supporting Stockholders”), each in its capacity as a stockholder of the Company, entered into Tender and Support Agreements with General Electric and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed to tender all Shares now held or hereafter acquired by them in the Offer. The Supporting Stockholders have also agreed to vote such shares in support of the Merger in the event stockholder approval is required to consummate the Merger. The Supporting Stockholders collectively hold or have rights to acquire 51,939,926 Common Shares, or approximately 47% of the currently outstanding Common Shares.

Under the terms of the Support Agreements, the Supporting Stockholders may not solicit a competing acquisition proposal from a third party. However, the Supporting Stockholders may provide information to, and participate in discussions with, a person who makes an unsolicited proposal generally to the same extent that the Company can take such actions under the Merger Agreement.

The foregoing provisions of the Support Agreements terminate in the event that the Merger Agreement is terminated in accordance with its terms.

The Supporting Stockholders have also agreed to pay General Electric 25% of the excess of (i) any proceeds per Share that they receive from the sale of the Company or a material portion of the Company to a third party over (ii) the proposed Merger Consideration for such Shares, if an agreement for such sale is entered into or completed, within six months of the termination of the Merger Agreement under circumstances which result in the Company being obligated to pay a Breakup Fee.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Stockholder Letters

On October 22, 2010, each of the Supporting Stockholders also entered into a separate letter agreement with the Company (collectively, the “Stockholder Letters”), pursuant to which each Supporting Stockholder has committed to pay a cash retention bonus to certain eligible officers of the Company upon the consummation of a Change in Control (as defined in the Stockholder Letters). The consummation of the transactions contemplated by the Merger Agreement will be considered a Change in Control for purposes of the Stockholder Letters. The terms and conditions of each Stockholder Letter are materially identical to each other, as summarized below.

Each Stockholder Letter provides that a total of at least 8 officers of the Company are eligible to receive a retention bonus, including the following named executive officers of the Company: Ronald A. Andrews, the Company’s Chief Executive Officer and Vice Chairman; Michael R. Rodriguez, the Company’s Chief Financial Officer; Michael J. Pellini, the Company’s President and Chief Operating Officer; and David J. Daly, the Company’s Senior Vice President of Commercial Operations. The aggregate amount of retention bonuses that may become payable to all eligible officers under the Shareholder Letters will not exceed $12,000,000. The named executive officers have been allocated the following amount of retention bonuses, any payment of which is subject to the terms and conditions of the Shareholder Letter: $3,746,961 to Mr. Andrews, $1,099,116 to Mr. Rodriguez, $2,242,678 to Mr. Pellini, and $2,080,288 to Mr. Daly. These allocations may be modified by mutual agreement of the Supporting Stockholders and the Company (subject to approval of a majority of the members of the Compensation Committee of the Board not affiliated with either Supporting Stockholder). An officer will be eligible to receive payment of the allocated amount of retention bonus if a Change in Control occurs prior to the termination of the Stockholder Letter, and either (i) the officer is employed by the Company on the date on which a Change in Control occurs, or (ii) the officer’s employment is terminated by the Company without “Cause” or by the officer for “Good Reason” (each as defined in the Stockholder Letters) following the effective date of the Stockholder Letter and prior to the date of such Change in Control. Subject to the officer’s execution of a release of claims against the applicable Supporting Stockholder and the Company, approval by the Compensation Committee of the Board, and payment of applicable taxes, any retention bonus that becomes payable under the Stockholder Letter will be paid on the date on which a Change in Control occurs. The Company has agreed to pay up to $1,325,000 of excise taxes under Internal Revenue Code Section 4999 that directly or indirectly result from payments of retention bonuses under the Stockholder Letters (grossed up to cover any additional taxes that result from the payment of such excise taxes by the Company).

Each Stockholder Letter may be terminated, amended or modified by mutual agreement of the Company (subject to approval of a majority of the members of the Audit Committee of the Board) and the Supporting Stockholder at any time prior to the consummation of a Change in Control. In addition, each Stockholder Letter will automatically terminate, unless extended in writing by the Company and the Supporting Stockholder, if (i) the Company is not a party to a definitive agreement providing for a Change in Control for a period of at least fifteen consecutive business days following the effective date of the Stockholder Letter and prior to the consummation of a Change in Control, or (ii) the other Stockholder Letter is terminated or materially amended to reduce the amount of the commitment of the other Supporting Stockholder to pay retention bonuses thereunder without the consent of the Supporting Stockholder.

The foregoing description of the Stockholder Letters does not purport to be complete and is qualified in its entirety by reference to the Stockholder Letters, which are attached hereto as Exhibit 10.3 and Exhibit 10.4.

Item 5.02.	Compensatory Arrangements of Certain Officers.

The disclosures contained under Item 1.01 under the heading “Stockholder Letters” are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 22, 2010, by and among General Electric Company, Crane Merger Sub, Inc., and Clarient, Inc.

10.1	Tender and Support Agreement, by and among General Electric Company, Crane Merger Sub, Inc., and Safeguard Delaware, Inc.

10.2	Tender and Support Agreement, by and among General Electric Company, Crane Merger Sub, Inc., and Oak Investment Partners XII, Limited Partnership.

10.3	Letter agreement, by and among the Company and Safeguard Scientifics, Inc.

10.4	Letter agreement, by and among the Company and Oak Investment Partners XII, Limited Partnership.

99.1	Press Release, issued by General Electric Company and Clarient, Inc., dated October 22, 2010.

This filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. The tender offer for the shares of the Company has not commenced. At the time the offer is commenced General Electric and Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission (SEC) and the Company will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which investors should read carefully before they make a decision with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of Offer to Purchase and related Letter of Transmittal will also be available from General Electric or the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2010	Clarient, Inc.

	By:	/s/ MICHAEL R. RODRIGUEZ
	Name:	Michael R. Rodriguez
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 22, 2010, by and among General Electric Company, Crane Merger Sub, Inc., and Clarient, Inc.

10.1	Tender and Support Agreement, by and among General Electric Company, Crane Merger Sub, Inc., and Safeguard Delaware, Inc.

10.2	Tender and Support Agreement, by and among General Electric Company, Crane Merger Sub, Inc., and Oak Investment Partners XII, Limited Partnership.

10.3	Letter agreement, by and among the Company and Safeguard Scientifics, Inc.

10.4	Letter agreement, by and among the Company and Oak Investment Partners XII, Limited Partnership.

99.1	Press Release, issued by General Electric Company and Clarient, Inc., dated October 22, 2010.